UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021

Caesars Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, 12th Floor

Reno, Nevada 89501

(Address of principal executive offices, including zip code)

(775) 328-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events

Chief Executive Officer, Tom Reeg, adopted a trading plan pursuant to Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended, during the most recent open trading window under the Caesars Entertainment, Inc. securities trading policy (the “Reeg 10b5-1 Plan”). The Reeg 10b5-1 Plan currently contemplates sales relating to up to 140,000 shares of common stock of Caesars Entertainment, Inc. (the “Company”) from time to time until December 31, 2021. The Reeg 10b5-1 Plan was entered into by Mr. Reeg for long-term financial planning and diversification purposes.

President and Chief Operating Officer, Anthony Carano, adopted a trading plan pursuant to Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (the “Carano 10b5-1 Plan”), during the most recent open trading window under the Company’s securities trading policy. The Carano 10b5-1 Plan currently contemplates sales relating to up to 50,000 shares of common stock of Caesars Entertainment, Inc. from time to time until December 31, 2021. The Carano 10b5-1 Plan was entered into by Mr. Carano for long-term financial planning and diversification purposes.

It is possible that other executive officers and directors of the Company may enter into similar stock trading plans in the future. Except as may be required by law, the Company does not undertake to report on stock trading plans by other Company officers or directors, nor report modifications, terminations or other activities under any publicly announced trading plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2021	CAESARS ENTERTAINMENT, INC.

	By:	/s/ Edmund L. Quatmann, Jr.
Executive Vice President, Chief Legal Officer and Secretary